Exhibit 21
FIRSTENERGY CORP.
LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2010
American Transmission Systems, Incorporated — Incorporated in Ohio
Element Merger Sub., Inc. — Incorporated in Maryland
FELHC, Inc. — Incorporated in Ohio
FirstEnergy Facilities Services Group, LLC — Formation in Ohio
FirstEnergy Fiber Holdings Corp. — Incorporated in Delaware
FirstEnergy Foundation — Incorporated in Ohio
FirstEnergy Nuclear Operating Company — Incorporated in Ohio
FirstEnergy Properties, Inc. — Incorporated in Ohio
FirstEnergy Service Company — Incorporated in Ohio
FirstEnergy Solutions Corp. — Incorporated in Ohio
FirstEnergy Ventures Corp. — Incorporated in Ohio
GPU Nuclear, Inc. — Incorporated in New Jersey
GPU Power, Inc. — Incorporated in Delaware
Jersey Central Power & Light Company — Incorporated in New Jersey
MARBEL Energy Corporation — Incorporated in Ohio
Metropolitan Edison Company — Incorporated in Pennsylvania
Ohio Edison Company — Incorporated in Ohio
Pennsylvania Electric Company — Incorporated in Pennsylvania
The Cleveland Electric Illuminating Company — Incorporated in Ohio
The Toledo Edison Company — Incorporated in Ohio